UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
Digital Ecosystems Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51152	98-0431245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1313 East Maple Street, Suite 223, Bellingham, WA 98225
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (360)685-4200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 12, 2006, Digital Ecosystems Corp. (the “Company”) entered into an Amendment No. 5 (the “Amendment”) to the Share Exchange Agreement dated February 10, 2006 (as amended, the “Agreement”), by and between the Company, GSL Energy Corporation, a Maryland corporation (“GSL”), MABio Materials Corporation, a Maryland corporation, and MAB Resources LLC, a Delaware corporation, and the shareholders of GSL named therein. The purpose of Amendment was to update certain disclosures on the schedules to the Agreement. The Amendment is attached hereto as Exhibit 10.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 10, 2006, the Company entered into the Agreement for the purpose of acquiring the majority of the issued and outstanding shares of common stock of GSL, par value $0.001 per share (“GSL Common Stock”), in exchange, on a one-for-one basis, of shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), a copy of which was filed with the Company’s Form 10-QSB for the three month period ended December 31, 2005.
     On May 12, 2006, the parties to the Agreement completed the share exchange contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 175,672,000 shares of GSL Common Stock from shareholders of GSL, which represents 86.92% of the issued and outstanding shares of GSL Common Stock, in exchange for 175,672,000 shares of Company Common Stock, which represents 85.96% of the issued and outstanding shares of Company Common Stock. As a part of the Agreement, the Company may, for fourteen days after May 12, 2006, acquire additional shares of GSL Common Stock from holders that are currently not party to the Agreement, on the same terms and conditions as provided for in the Agreement.
Description of Business and Properties
     As a result of the closing of the transactions contemplated by the Agreement, the Company is changing its operations to those of GSL. GSL was formed on June 20, 2005. GSL’s primary assets consist of five separate properties, described as (i) an undivided 50% working interest in certain leases and related properties in Colorado, Montana, and Utah; and (ii) the contractual rights under which the Company will acquire from MAB Resources LLC, a Delaware limited liability company (“MAB Resources”), an undivided 50% working interest in four exploration licenses covering seven million net mineral acres in the Northern Territory of Australia. These assets are referred to herein collectively as the “Properties”. MAB Resources is controlled by Marc A. Bruner, who was the largest shareholder of GSL, and is currently the largest shareholder of the Company. The Properties will be managed and operated in three groups: Heavy Oil, Piceance Basin, and Australia.
HEAVY OIL PROPERTIES
     Great Salt Lake – Utah. Pursuant to an Exploration Agreement effective as of June 1, 2005 (the “Utah Agreement”) between MAB Resources and GSL, MAB Resources has assigned to GSL an undivided 50% leasehold and working interest and related real and personal property in oil and gas leases currently owned or under contract covering 173,851 acres in the northern area of the Great Salt Lake in Utah (the “Utah Leases”). The Utah Leases allow for the exploration, development and production of hydrocarbons in the areas under the Utah Leases.
     In exchange for this undivided 50% leasehold interest, GSL will pay for the first $50,000,000 in costs paid or incurred in connection with or in respect to the acquisition, development and operations related to the Utah Leases, including for wells and associated or related facilities. The effect of GSL’s obligation to pay for the first $50,000,000 of costs (“Project Costs”) is that MAB Resources owns a “carried interest” equivalent to $25,000,000. A portion of this carried interest is paid in the form of advances by GSL to MAB Resources in the amount of $200,000 each month as a project development costs. The advances commenced June 1, 2005. The total amount of such advances are deducted from GSL’s $25,000,000 carried interest obligation. After $50,000,000 in costs have been paid or incurred by GSL, GSL and MAB Resources will each pay for their respective 50% proportionate share all further costs paid or incurred in connection with or in respect to the development and operation of the Utah Leases. In addition, MAB Resources will retain a three percent overriding royalty interest of the gross proceeds of all sales of hydrocarbons on the Utah Leases or on lands pooled or unitized therewith.
     Pursuant to the terms of the Utah Leases, one well must be drilled prior to the expiration date of the primary term under each Utah Lease. The primary terms of two of the Utah Leases end in June 2008, and the primary term of the third Utah Lease ends in May 2009. MAB Resources and GSL plan to drill at least one test well on each of the Utah Leases prior to the end of each respective primary term. Subsequent drilling and development, as well as any applications to extend the term of one or more of the Utah Leases, will be determined as MAB Resources and GSL evaluate the results of the first test well and as they further analyze the results of the seismic surveys.
     Montana Heavy Oil. MAB Resources has entered into an agreement to obtain an interest in up to 15,000 net mineral acres in Carbon, Stillwater, and Yellowstone Counties in Montana (the “Montana Agreement”). MAB Resources is required to pay an independent third party a finder’s fee of $2,000,000, plus an amount equal to $1.00 per barrel sold of liquid hydrocarbons. MAB will assign an undivided 50% of the acquired interests to GSL, subject to an agreement similar to the terms of the Utah Agreement and the Colorado Agreement. GSL is obligated to pay MAB Resources monthly project development costs of $20,000 per month commencing April 1, 2006, and the first $100 million of project costs. The total amount of such advances are deducted from GSL’s carried interest obligation.
PICEANCE BASIN, COLORADO, PROPERTIES
     Buckskin Mesa. MAB Resources has acquired a 100% working interest, with a net revenue interest of 80%, in certain oil and gas leases covering at least 16,000 net mineral acres located in the Piceance Basin in Colorado (the “Colorado Leases”). MAB Resources has paid $3.1 million, and is obligated to pay at least an additional $4.5 million, for the Colorado Leases. MAB Resources is acquiring the Colorado Leases for a cost of between $300 and $500 per net mineral acre. MAB Resources is obligated to drill one well during the first 12 months and four additional wells during the second 12 months on the Piceance Basin acreage.

     MAB Resources and GSL have entered into an Exploration Agreement (the “Colorado Agreement”) under which GSL will receive a 50% working interest in the Colorado Leases and is obligated to pay 100% of the first $50 million of the costs and expenses incurred by MAB Resources and GSL in connection with acquisition, drilling and development of the Colorado Leases, on terms similar to the Utah Agreement. However, under the Colorado Agreement, the monthly advance payments to MAB Resources as a project development costs are $20,000 and commence July 1, 2005. The total amount of such advances are deducted from GSL’s carried interest obligation. Thereafter, each party will be responsible for its proportionate interest. In addition, MAB Resources will retain a three percent overriding royalty interest of the gross proceeds of all sales of hydrocarbons on the Colorado Leases or lands pooled or unitized therewith.
     “Piceance II” – Colorado. MAB Resources obtained an interest in approximately 1,000 net mineral acres in Garfield County, Colorado, together with a right to acquire up to an additional 1,500 acres, which the third-party sellers are obligated to obtain, and which MAB Resource is obligated to purchase. MAB Resources will pay $4,000 per net mineral acre, and is further obligated to commence the drilling of eight wells by August 1, 2006.
     MAB Resources will assign an undivided 50% of the acquired interests to GSL, subject to an agreement similar to the terms of the Utah Agreement and the Colorado Agreement, and the agreement related to the Australian permits, and GSL will pay for the first $50 million in costs and expenses incurred in connection with the drilling and development on this acreage. Under the Piceance II agreement, MAB receives an advance of $20,000 a month, commencing November 1, 2005 as a project development costs. The total amount of such advances are deducted from GSL’s carried interest obligation.
AUSTRALIA PROPERTIES
     Northern Territory – Australia. MAB Resources has obtained four exploration licenses (the “Exploration Licenses”) covering seven million net mineral acres in the Northern Territory of Australia, for a purchase price of $1 million, plus a minimum commitment of an additional $3 million in exploration and development costs to be expended by December 31, 2006. MAB Resources will assign an undivided 50% working interest in the Exploration Licenses to GSL, subject to an agreement similar to the Utah Agreement and Colorado Agreement. GSL agrees to pay for the first $100 million in costs paid or incurred in connection with or in respect to the acquisition and development of the Exploration Licenses, and the related production licenses that are likely to be issued to MAB Resources and GSL if hydrocarbons are discovered during the initial exploration phase under the permits. The terms of this carried interest are similar to the previously described agreements between MAB Resources and GSL. However the monthly advance payments to MAB Resources as a project development costs are $100,000 and commenced March 1, 2006. The total amount of such advances are deducted from GSL carried interest obligation. In addition, MAB Resources will retain a three percent overriding royalty interest of the gross proceeds of all sales of hydrocarbons on the permits and related licenses.
DEVELOPMENT AGREEMENT
     In addition to the agreements discussed above with MAB Resources, GSL has entered into a Management and Development Agreement with MAB Resources whereby GSL has the right to obtain and receive MAB Resource’s knowledge and operating expertise, which includes the expertise of MAB Resources’ oil and gas personnel. In general, it is anticipated that MAB Resources will provide operations services for GSL’s Properties and operations.
Risk Factors
Risks Related to the Company’s and GSL’s Business:
GSL is a newly formed company with no operating history, which makes it difficult to evaluate our business prospects.
     GSL was incorporated on June 20, 2005. Accordingly, we face all risks, expenses and difficulties frequently encountered in connection with the operation and development of a new business enterprise. We anticipate continued net losses during our initial start-up phase. We have no operating history, and our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development.
Reserve estimates depend on many assumptions that may turn out to be inconclusive, subject to varying interpretations, or inaccurate.
     Estimates of natural gas and oil reserves are based upon various assumptions, including assumptions relating to natural gas and oil prices, drilling and operating expenses, capital expenditures, ownership and title, taxes and the availability of funds. The process of estimating natural gas and oil reserves is complex. It requires interpretations of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise. Further, potential for future reserve revisions, either upward or downward, is significantly greater than normal because 100% of our reserves are undeveloped.
     Actual natural gas and oil prices, future production, revenues, operating expenses, taxes, development expenditures and quantities of recoverable natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of future net revenues at any time. A reduction in natural gas and oil prices, for example, would reduce the value of reserves and reduce the amount of natural gas and oil that could be economically produced, thereby reducing the quantity of reserves. At any time, there might be adjustments of estimates of reserves to reflect production history, results of exploration and development, prevailing natural gas prices and other factors, many of which are beyond our control.
     Undeveloped reserves, by their nature, are less certain. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. Any reserve data assumes that we will make significant capital expenditures to develop our reserves. To the extent that the Company has prepared estimates of its natural gas and oil reserves and of the costs associated with these reserves in accordance with industry standards, the Company cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated. The Company might not be able to raise the capital it needs to develop these reserves.

Market conditions or operation impediments may hinder our access to natural gas and oil markets or delay our production.
     The marketability of our production depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas of the Leases, a new gathering system would need to be built to handle the potential volume of gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.
     Our ability to produce and market natural gas and oil is affected and also may be harmed by:
•	the lack of pipeline transmission facilities or carrying capacity;

•	government regulation of natural gas and oil production;

•	government transportation, tax and energy policies;

•	changes in supply and demand; and

•	general economic conditions.
We might incur additional debt in order to fund our exploration and development activities, which would continue to reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operations.
     If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.
We have significant future capital requirements. If these obligations are not met, our growth and operations could be non-functional.
     Our future growth depends on our ability to make large capital expenditures for the development of the working interests we have acquired. In addition, we may acquire interests in additional oil and gas leases where we will be required to pay for a specific amount of the initial costs and expenses related to the development of those leases. We intend to finance our foreseeable capital expenditures through additional fundings for which we have no commitments at this time. Future cash flows and the availability of financing will be subject to a number of variables, such as:
•	the success of the leases;

•	success in locating and producing new reserves; and

•	prices of natural gas and oil.
     Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders. Additional debt financing could lead to:
•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

•	the Company being more vulnerable to competitive pressures and economic downturns; and

•	restrictions on the Company’s operations.
     Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse affect our business, financial condition and results of operations.
The leases and/or future properties might not produce as anticipated, and the Company might not be able to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause the Company to incur losses.
     Although the Company has reviewed and evaluated the leases in a manner consistent with industry practices, this review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by the Company. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and the Company often assumes environmental and other risks and liabilities in connection with the acquired properties.
We do not plan to insure against all potential operating risks. We might incur substantial losses and be subject to substantial liability claims as a result of our natural gas and oil operations.
     We do not intend to insure against all risks. We intend to maintain insurance against various losses and liabilities arising from operations in accordance with customary industry practices and in amounts that management believes to be prudent. Losses and liabilities arising from uninsured and underinsured events or in amounts in excess of existing insurance coverage could have a material adverse effect on our business, financial condition or results of operations. Our natural gas and oil exploration and production activities will be subject to hazards and risks associated with drilling for, producing and transporting natural gas and oil, and any of these risks can cause substantial losses resulting from:
•	environmental hazards, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

•	fires and explosions;

•	personal injuries and death;

•	regulatory investigations and penalties; and

•	natural disasters.
     Any of these risks could have a material adverse effect on our ability to conduct operations or result in substantial losses. We might elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could have a material adverse effect on our business, financial condition and results of operations.
Risks Relating to the Oil and Gas Industry:
A substantial or extended decline in natural gas and oil prices may adversely affect our ability to meet our capital expenditure obligations and financial commitments.
     Our revenues, operating results and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas and oil. Declines in the prices of, or demand for, natural gas and oil may adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Lower natural gas and oil prices may also reduce the amount of natural gas and oil that we can produce economically. Historically, natural gas and oil prices and markets have been volatile, and they are likely to continue to be volatile in the future. A decrease in natural gas or oil prices will not only reduce revenues and profits, but will also reduce the quantities of reserves that are commercially recoverable and may result in charges to earnings for impairment of the value of these assets. If natural gas or oil prices decline significantly for extended periods of time in the future, we might not be able to generate enough cash flow from operations to meet our obligations and make planned capital expenditures. Natural gas and oil prices are subject to wide fluctuations in response to relatively minor changes in the supply of, and demand for, natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that could cause this fluctuation are:

•	changes in supply and demand for natural gas and oil;

•	levels of production and other activities of the Organization of Petroleum Exporting Countries, or OPEC, and other natural gas and oil producing nations;

•	market expectations about future prices;

•	the level of global natural gas and oil exploration, production activity and inventories;

•	political conditions, including embargoes, in or affecting other oil producing activity; and

•	the price and availability of alternative fuels.
     Lower natural gas and oil prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our business, financial condition and results of operations.
Drilling for and producing natural gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.
     Our future success depends on the success of our exploration, development and production activities in the leases. These activities are subject to numerous risks beyond our control, including the risk that we will not find any commercially productive natural gas or oil reservoirs. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or prevent drilling operations, including:
•	unexpected drilling conditions;

•	pressure or irregularities in geological formations;

•	equipment failures or accidents;

•	pipeline and processing interruptions or unavailability;

•	title problems;

•	adverse weather conditions;

•	lack of market demand for natural gas and oil;

•	delays imposed by or resulting from compliance with environmental and other regulatory requirements;

•	shortages of or delays in the availability of drilling rigs and the delivery of equipment; and

•	reductions in natural gas and oil prices.
     Our future drilling activities might not be successful, and drilling success rate overall or within a particular area could decline. We could incur losses by drilling unproductive wells. Although we have identified numerous potential drilling locations, we cannot be sure that we will ever drill them or will produce natural gas or oil from them or from any other potential drilling locations. Shut-in wells, curtailed production and other production interruptions may negatively impact our business and result in decreased revenues.
Competition in the oil and gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do, which may adversely affect our ability to compete.
     We operate in the highly competitive areas of oil and gas exploration, development and acquisition with a substantial number of other companies. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and gas companies in each of the following areas:
•	seeking oil and gas exploration licenses and production licenses;

•	acquiring desirable producing properties or new leases for future exploration;

•	marketing natural gas and oil production;

•	integrating new technologies; and

•	acquiring the equipment and expertise necessary to develop and operate properties.
     Many of our competitors have substantially greater financial, managerial, technological and other resources. These companies might be able to pay more for exploratory prospects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. To the extent competitors are able to pay more for properties than we are able to afford, we will be at a competitive disadvantage. Further, many competitors may enjoy technological advantages and may be able to implement new technologies more rapidly. Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend upon its ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.
Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.
     If drilling activity increases in the United States generally, shortage of drilling and completion rigs, field equipment and qualified personnel could develop. From time to time, these costs have sharply increased in various areas around the world and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm its operating results.
To the extent that we establish natural gas and oil reserves, it will be required to replace, maintain or expand its natural gas and oil reserves in order to prevent its reserves and production from declining, which would adversely affect cash flows and income.
     In general, production from natural gas and oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.
     To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and oil or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.
Plan of Operation
     Our plan of operations is to form three primary business units and manage the assets under these units.
     1. Unconventional natural gas exploration in Colorado,
     2. Heavy crude exploration and processing in Montana and Utah,
     3. Exploration of an oil and gas field in Australia.
     The development of our Colorado properties will include:
•	Drilling of wells in our 1,000 acre holdings in Piceance Basin. We expect to complete approximately 8 wells and have gas production by the end of the 2006 calendar year.

•	Exploration of our 16,000 acre lease near Buckskin Mesa/Powell Park discovery wells in the northern Piceance Basin. Our plan is to reprocess 3 — D seismic data. Based on results of this analysis, we anticipate a five (5) well exploration program will be completed in calendar year 2006. These wells will be to an estimated depth of 10,000 to 12,000 feet, to test the Williams Fork, Cameo and Ft. Union formations.
     Associated with the development of our Colorado properties, we anticipate that, over the next twelve (12) months, we will incur the following costs;

•	$15,000,000 to $25,000,000 in connection with the Piceance II project, to include seismic, drilling, completion and production facilities.

•	$5,000,000 to $14,000,000 in connection with the Buckskin Mesa project, to include seismic, and drilling.
     The development of our heavy oil prospects in Montana and Utah will include:
•	The development of 15,000 acres of prime heavy oil acreage in Montana.

•	The development of 173,000 acres owned or under contract in the Great Salt Lake.
     We anticipate that, over the next twelve (12) months, we will incur the following costs related to our heavy oil prospects in Montana and Utah:
•	$7,000,000 to $12,500,000 to add land in Montana in areas where we have already completed acquisitions

•	$5,000,000 to $11,000,000 in connection with the Fiddler Creek project, to include drilling, completion and production facilities

•	$1,000,000 to $2,000,000 in connection with the Great Salt Lake project, to include project design, and project equipment procurement
     In Australian we plan to explore and develop the 7,000,000 acre prospect in northwestern Australia (Beetaloo Basin). During 2006, we plan to reprocess over 700 kilometers of seismic data and field development of 600 (six hundred) kilometers of 2 – D seismic. We anticipate that, over the next twelve (12) months, we will incur $3,000,000 to $6,000,000 in costs related to seismic reprocessing and field acquisition of seismic.
     Neither GSL nor the Company has not commenced principal operations nor earned revenue as of September 30, 2005, and is considered a development stage company. In order to fund its planned exploration and development of oil and gas properties, the Company will require significant additional funding, in addition to the funds raised under private placement offerings completed by GSL.
     Management believes that upon successful completion of private placements offerings, the Company will have sufficient capital to meet its obligations during the remainder of the current fiscal year. We expect that we will require additional funding for anticipated costs of our projects subsequent to 2006 and that the additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our projects, and other working capital requirements. We believe that debt financing will not be an alternative for our exploration program. We do not have any arrangements in place for any future equity financing.
Security Ownership of Certain Beneficial Owners and Management
     Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address.

Name and Address of Beneficial	Number of Shares
Owner	Beneficially Owned	Percent of Class
Kelly H. Nelson (1)	500,000	*

Gregory Leigh Lyons	500,000	*

Dr. Anthony K. Yates	0	0%

All officers and directors as a group	1,000,000	*

Marc A. Bruner (2)	100,000,000	48.93%

*	Less than one percent.

(1)	Consists of (i) 100,000 shares of Company common stock held by Mr. Nelson, and (ii) an option to acquire 400,000 shares of Company common stock at an exercise price of $.50, which expires on August 10, 2010.

(2)	Consists of (i) 98,000,000 shares of Company common stock held by MAB Resources LLC, an entity 100% owned by Mr. Bruner and his family trust, and (ii) 2,000,000 shares of Company common stock held by MABio Materials Corporation, an entity 68.83% owned by Mr. Bruner, and over which Mr. Bruner has investment and voting control.
Directors and Executive Officers
Directors:
     Gregory Leigh Lyons, age 47, has been a director of the Company since September 2005. Mr. Lyons was President, CEO, and Secretary of the Company from September 2005 until May 12, 2006. Mr. Lyons is also currently a director of Benem Ventures, Inc., a position he has held since September 2005, and President and director of Radial Energy Inc (formerly BV Pharmaceutical Inc.), positions he has held since February 2006. Prior to been associated with the Company, Mr. Lyons was Project Director and Chief Operating Officer of Gas TransBoliviano S.A. from October 2000 until July 2005.
     Dr. Anthony K. Yates, age 71, has been a director of the Company since February 2006. Dr. Yates has participated in the development of numerous exploration stage ventures identifying mineral as well as oil and gas resource opportunities globally. His career has included the role of Chief Geologist, Geophysicist and Team Leader for Royal Dutch Shell in Africa and Indonesia; as Exploration Coordinator for BP’s Global Basin Group, then as Chief Geologist for a number of regional acquisitions undertaken by British Petroleum at a variety of locations throughout the Middle East, Africa, Canada and Europe. Throughout the late 1990’s Dr. Yates was highly active as the Manager of a consortium undertaking hydrocarbon exploration in Kazakhstan, Azerbaijan, Turkmenistan and Russia where he was responsible for the generation of new ventures, including the acquisition of already existing discoveries. Recently, Dr. Yates has been active as both the Vice President of a resource investment company in Canada with exploration interests in gravel, titanium, and kimberlites, and in the development of his own venture undertaking research projects at the University of Cambridge as well as providing consulting expertise for companies in geology and exploration management. Over the years he has developed extensive contacts with the financial community in Edinburgh and London which specialize in the raising of capital for oil and gas ventures particularly from UK, French, Canadian and Middle East sources.
Officers:
     Kelly H. Nelson, age 49, is President and Chief Executive Officer of the Company, and President and Director of GSL Energy Corporation. Mr. Nelson is the cofounder Equistar Capital, LLC, a Merchant Banking firm with offices in Salt Lake City, Utah and Zurich, Switzerland, and has served as Equistar’s Managing Partner since its inception in 1999. While with Equistar, Mr. Nelson has been actively involved in raising investment capital and financing for Equistar’s energy sector portfolio companies. Since August 2003, Mr. Nelson has also served as chief financial officer and director of BioComposites International, Inc., one of Equistar’s portfolio companies. Mr. Nelson also is a director for two non-profit organizations, The Center for Ancient American Culture and the Utah Spiders, Women’s Professional Soccer League. Mr. Nelson earned his Bachelor’s degree in Business Administration from the University of Utah and has completed management seminars and courses through the University of Southern California and Wharton School of Business.
Officers of GSL:
     Carmen J. Lotito, age 61, is Executive Vice President, Chief Financial Officer, Treasurer, Secretary, and Director of GSL. Mr. Lotito has been a director and chairman of the audit and compensation committees of Gasco Energy, Inc. since April 2001, and a director of Galaxy Energy Corporation since November 2002. He served as chief financial officer and treasurer of Galaxy Energy Corporation from November 2002 to July 2005, and as executive vice president from August 2004 to July 2005. Both Gasco Energy and Galaxy Energy are subject to the reporting requirements of the Securities Exchange Act of 1934. Mr. Lotito served as vice president, chief financial officer, and director of Coriko Corporation, a private business development company, from November 2000 to August 2002. Prior to joining Coriko, Mr. Lotito was self-employed as a financial consultant. Mr. Lotito holds a B.S. degree in accounting from the University of Southern California.
     Garry Lavold, age 60, is Chief Operating Officer of GSL. Mr. Lavold was the chief operating officer of BioComposites International from January 2003 to July 2005, where he assisted in the development of biocomposite plants to product composite materials. From August 2001 until December 2002 Mr. Lavold was the director of engineering at Coach House, developing composite material projects. From October 2000 to July 2001 Mr. Lavold was chief operating officer of Alpha Fibre, developing petroleum-based composite materials. Prior to working for Alpha Fibre, Mr. Lavold worked for Nova An Alberta Corporation and Gulf Oil Canada. Mr. Lavold composed a chapter in Project Management Handbook, eds. David Cleland and William King, N.Y: Van Rostrand Reinhold, 1983. Mr. Lavold received a B.S. in Chemical Engineering and an MBA from the University of Alberta, and is a registered Professional Engineer in Alberta and Ontario, Canada.

Committees of the Board Of Directors
     The Company currently does not have an audit committee, compensation committee, or nominating committee, primarily since the Company previously did not have any significant operations.
Audit Committee Financial Expert
     The board of directors of the Company currently has not determined whether the Company has audit committee financial expert, primarily since the Company previously did not have any significant operations.
Executive Compensation
     The following table summarizes the annual compensation paid to the Company’s Chief Executive            Officer for the year ended March 31, 2006. The Company did not have any other officers during the last fiscal year.

			Long-Term Compensation
		Annual Comp	Awards—Securities Underlying
Name and Position	Year	Salary	Stock Options

Gregory Leigh Lyons, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer (1)	2006	$70,000	0

(1)	Mr. Lyons was appointed as an officer of the Company on September 15, 2005. Mr. Lyons resigned from all of his officer positions with the Company on May 12, 2006.
     Effective May 12, 2006, Kelly H. Nelson was appointed as the Company’s Chief Executive Officer and President. For these roles, as well as his role as President of GSL, the Company pays Mr. Nelson $25,000 per month. Carmen J. Lotito, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of GSL is currently paid $20,000 per month. Garry Lavold, the Chief Operating Officer of GSL, is currently paid $22,500 per month.
Equity Compensation
     Under the Agreement, the Company has assumed GSL’s Stock Option Plan (the “Plan”) for the granting of both incentive and non-qualified options to purchase shares of common stock. The Plan is authorized to grant options covering up to 20,000,000 shares. Under this Plan the GSL has granted, and the Company has assumed the obligation to grant, options to purchase 19,000,000 shares of common stock, 13,000,000 to MAB Operating Company and 2,000,000 each to Kelly Nelson, Carmen Lotito, and Garry Lavold. Twenty percent of each of the options granted is exercisable immediately, and twenty percent of each option becomes exercisable on August 10th of 2006, 2007, 2008, and 2009. Each option has an exercise price of $0.50 per share, and each option expires and terminates, if not exercised sooner, on August 10, 2010.

Director Compensation
     The Company currently does not pay compensation to the Company’s directors, however the Company is currently evaluating possible compensation arrangements for its directors.
Certain Relationships and Related Transactions
     As indicated above, GSL has several agreements with MAB Resources, our largest shareholder. For information on those agreements, please refer “Description of Business and Properties” above.
Description of Securities
     The information provided in our Amendment No. 4 to Registration Statement on Form SB-2 (File No. 333-119073) under “Description of Securities” is incorporated herein by reference. As of May 12, 2006, there were 204,372,000 shares of Company Common Stock issued and outstanding.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Market Information
     Our shares of common stock have traded on the OTC Bulletin Board since April 20, 2005 and currently trades under the symbol “DGEO.” The high and the low bid prices for our shares since April 20, 2005, as reported by the OTC Bulletin Board were:

1st Quarter 2005	$0.53	$0.06
2nd Quarter 2005	$1.79	$0.06
3rd Quarter 2005	$1.79	$0.05
4th Quarter 2005	$3.36	$1.1
1st Quarter 2006	$4.22	$2.74
Dividends
     We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.
Recent Sales of Unregistered Securities

     On May 12, 2006, the shares of Company Common Stock issued in exchange for the GSL Common Stock pursuant to the transactions contemplated by the Agreement were issued in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as the basis for its exemption from registration. It is the Company’s understanding that each GSL shareholder that received Company Common Stock is an accredited investor as defined under Rule 501 promulgated under the Securities Act of 1933, as amended. The Company did not engage in any public advertising or general solicitation in connection with the issuance of these shares of Company Common Stock.
Indemnification of Directors and Officers
     The information provided in our Amendment No. 4 to Registration Statement on Form SB-2 (File No. 333-119073) under Part II, Item 24 is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 3.02. Unregistered Sales of Equity Securities
     To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On May 12, 2006, Allan D. Laird, a director of the Company, resigned from the Company’s board of directors due to personal reasons.
     On May 12, 2006, Gregory Leigh Lyons resigned all of his officer and director positions with the Company, including Director, President, Chief Executive Officer, and Secretary.
     On May 12, 2006, the board of directors of the Company appointed Kelly H. Nelson as President and Chief Executive Officer of the Company. To the extent applicable, the information provided in Item 2.01 above is incorporated herein by reference.
Item 5.06. Change in Shell Company Status
     To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired

GSL ENERGY CORPORATION
(A Development Stage Company)
Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet
September 30, 2005	F-3

Statement of Operations
Period from Inception (June 20, 2005) to September 30, 2005	F-4

Statement of Stockholders’ Equity
Period from Inception (June 20, 2005) to September 30, 2005	F-5

Statement of Cash Flows
Period from Inception (June 20, 2005) to September 30, 2005	F-6

Notes to Financial Statements	F-7 to F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
GSL Energy Corporation
Denver, Colorado
We have audited the balance sheet of GSL Energy Corporation (the “Company”), a development stage company, as of September 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (June 20, 2005) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2005, and the results of its operations and its cash flows for the period from inception (June 20, 2005) to September 30, 2005 in conformity with U.S. generally accepted accounting principles.
As disclosed in Note 11, the Company has raised approximately $50,000.00 in convertible debt and equity subsequent to September 30, 2005.
Hein & Associates LLP
Denver, Colorado
March 12, 2006

GSL ENERGY CORPORATION
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2005

ASSETS
Current Assets
Cash	$1,250,242
Prepaids	7,699

Total Current Assets	1,257,941

Undeveloped oil and gas properties, at cost, full cost method of accounting	7,231,443

Deferred financing costs	10,563

Total Assets	$8,499,947

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$475,107
Accrued interest payable	23,029
Due to shareholder	648,421
Contracts payable-oil and gas properties	5,512,500
Convertible notes payable	3,037,000

Total Current Liabilities	9,696,057

Commitments and Contingencies (Notes 3, 4 and 10)

Stockholders’ Equity
Preferred stock, $.001 par value
Authorized — 1,000,000 shares
Issued — none	—
Common stock, $.001 par value
Authorized — 500,000,000 shares
Issued and outstanding — 100,000,000 shares	100,000
Capital in excess of par value	822,710
Deficit accumulated during the development stage	(2,118,820)

Total Stockholders’ Equity (Deficit)	(1,196,110)

Total Liabilities and Stockholders’ Equity (Deficit)	$8,499,947

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS
PERIOD FROM INCEPTION (JUNE 20, 2005) TO SEPTEMBER 30, 2005

Revenue	$—

Costs and expenses
General and administrative	1,235,791
Property development costs-related	860,000
2,095,791

Other income (expense)
Interest expense	(23,029)

Net loss	$(2,118,820)

Net loss per common share — basic and diluted	$(0.02)

Weighted average number of common shares outstanding — basic and diluted	100,000,000

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM INCEPTION (JUNE 20, 2005) TO SEPTEMBER 30, 2005

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage
Balance, June 20, 2005 (inception)	—	$—	$—	$—

Issuance of common stock at $.001 per share	100,000,000	100,000		—

Stock based compensation costs for options granted to non-employees			822,710

Net loss	—	—	—	(2,118,820)

Balance, September 30, 2005	100,000,000	$100,000	$822,710	$(2,118,820)

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (JUNE 20, 2005) TO SEPTEMBER 30, 2005

Cash flows from operating activities
Net loss	$(2,118,820)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock for expenditures advanced	100,000
Stock based compensation	822,710
Changes in assets and liabilities
Prepaids	(7,699)
Accounts payable and accrued expenses	343,793
Due to shareholder	648,421

Net cash used by operating activities	(211,595)

Cash flows from investing activities
Additions to oil and gas properties	(1,564,600)

Net cash used in investing activities	(1,564,600)

Cash flows from financing activities
Proceeds from issuance of convertible notes	3,037,000
Deferred financing costs	(10,563)

Net cash provided by financing activities	3,026,437

Net increase in cash	1,250,242

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$1,250,242

Supplemental schedule of cash flow information
Cash paid for interest	$—

Cash paid for income taxes	$—

Supplemental disclosures of non-cash investing and financing activities
Stock issued for expenditures advanced	$100,000
Contracts for oil and gas properties	$5,512,500
The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION
GSL Energy Corporation (the “Company”) was incorporated under the laws of the State of Maryland on June 20, 2005 for the purpose of acquiring, exploring, and developing oil and gas properties. The Company is considered a development stage company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, and its principal activities since inception have been raising capital through the sale of convertible notes and the acquisition of oil and gas properties in the western United States and Australia.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
LIQUIDITY
The Company not commenced principal operations nor earned revenue as of September 30, 2005, and is considered a development stage company. During the initial period ended September 30, 2005, the Company incurred a net loss of $2,118,820 and at September 30, 2005 had working capital deficiency of $8,438,116. The Company, in order to fund its planned exploration and development of oil and gas properties, will require significant additional funding. The Company has entered into a letter of intent to merge with a public company and has sold approximately $50 million of convertible notes and common stock. (Notes 10 and 11).
Management believes that the successful completion of the above described transactions, the Company will have sufficient capital to meet its obligations during the next year.
OIL AND GAS PROPERTIES
The Company utilizes the full cost method of accounting for oil and gas activities. Under this method, subject to a limitation based on estimated value, all costs associated with property acquisition, exploration and development, including costs of unsuccessful exploration, are capitalized within a cost center. No gain or loss is recognized upon the sale or abandonment of undeveloped or producing oil and gas properties unless the sale represents a significant portion of oil and gas properties and the gain significantly alters the relationship between capitalized costs and proved oil and gas reserves of the cost center. Depreciation, depletion and amortization of oil and gas properties is computed on the units of production method based on proved reserves. Amortizable costs include estimates of future development costs of proved undeveloped reserves.
Capitalized costs of oil and gas properties may not exceed an amount equal to the present value, discounted at 10%, of the estimated future net cash flows from proved oil and gas reserves plus the cost, or estimated fair market value, if lower, of unproved properties. Should capitalized costs exceed this ceiling, an impairment is recognized. The present value of estimated future net cash flows is computed by applying year end prices of oil and natural gas to estimated future production of proved oil and gas reserves as of year end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions. As of September 30, 2005, the Company has no proved reserves and all oil and gas property costs are considered to be unevaluated and are recorded at the lower of cost or fair market value.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
ASSET RETIREMENT OBLIGATION
The Company applies SFAS 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. Asset retirement obligations (“ARO”) relate primarily to the plugging, dismantlement, removal, site reclamation and similar activities of its oil and gas properties. At September 30, 2005, the Company had no ARO.
REVENUE RECOGNITION
The Company will recognize oil and gas revenues from its interests in producing wells as oil and gas is produced and sold from these wells.
IMPAIRMENT
The Company applies SFAS 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, the method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.
INCOME TAXES
The Company has adopted the provisions of SFAS 109, “Accounting for Income Taxes.” SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of exploration and development costs on oil and gas properties, and stock based compensation of options granted.
USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company’s financial statements are based on a number of significant estimates, including oil and gas reserve quantities which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its retirement obligations.
The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which the Company may be currently liable. In addition, the Company’s oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).
LOSS PER COMMON SHARE
Basic (loss) per share is based on the weighted average number of common shares outstanding during the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Convertible equity instruments such as stock options and convertible debentures are excluded from the computation of diluted loss per share, as the effect of the assumed exercises would be antidilutive.
DEFERRED FINANCING COSTS
The Company defers costs associated with the issuances of debt instruments. These costs will be charged to operations as interest expense utilizing the interest rate method over the maximum life of the notes of one year. Amortization of deferred financing cost was not material for the initial period ended September 30, 2005.
SHARE BASED COMPENSATION
In October 1995, the FASB issued SFAS 123, Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement defines a fair value method of accounting for employee stock options and encourages entities to adopt that method of accounting for its stock compensation plans. SFAS 123 allows an entity to continue to measure compensation costs for these plans using the intrinsic value based method of accounting as prescribed in Accounting Pronouncement Bulletin Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to account for its employee stock compensation plans as prescribed under APB 25. Had compensation cost for the Company’s stock-based compensation plans been determined on the fair value at the grant dates for awards under those plans consistent with the method prescribed in SFAS 123, the Company’s net (loss) and (loss) per share for the initial year ended September 30, 2005 would have been adjusted to the pro-forma amounts indicated below.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss as reported	$(2,118,750)
Add stock based compensation included in reported loss	822,710
Deduct stock based compensation expense determined under fair value method	(1,202,422)

Pro-forma net loss	$(2,498,462)

Net loss per share	—
As reported	$(.02)
Pro-forma	$(.02)
The calculated value of stock options granted under these plans, following calculation methods prescribed by SFAS 123, uses the Black-Scholes stock option pricing model with the following assumptions used:

Expected option life-years	5
Risk-free interest rate	4.125%
Dividend yield	—
Volatility	74%
CASH EQUIVALENTS
For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.
CONCENTRATION OF CREDIT RISK
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.
FAIR VALUE
The carrying amount reported in the balance sheet for cash, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.
Based upon the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of convertible notes approximates their carrying value.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
RECENT ACCOUNTING PRONOUNCEMENTS
In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies for the first interim or annual period beginning after December 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for the Company, beginning December 1, 2005. SFAS No. 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but also permits entities to restate financial statements of previous periods, either for all prior periods presented or to the beginning of the fiscal year in which the statement is adopted, based on previous pro forma disclosures made in accordance with SFAS No. 123. The Company is currently evaluating the impact of this new standard and estimates that the adoption SFAS No. 123(R) will have an effect on the financial statements similar to the pro-forma effects reported in the Stock Based Compensation disclosure elsewhere in this report.
The Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 106 in September 2004 regarding the application of SFAS No. 143, “Accounting for Asset Retirement Obligations,” for oil and gas producing entities that follow the full cost accounting method. SAB No. 106, states that after adoption of SFAS No. 143, the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet should be excluded from the present value of estimated future net cash flows used for the full cost ceiling test calculation. At September 30, 2005 the Company had no asset retirement obligation.
In March 2005, the FASB issued Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations — An Interpretation of SFAS No. 143,” which clarifies the term “conditional asset retirement obligation” used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” and specifically when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The adoption did not have an impact on the Company’s financial statements.
In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB 29, Accounting for Nonmonetary Transactions. This Statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on its financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that the adoption of SFAS No. 154 will have an impact on the Company’s financial statements.
NOTE 3 — AGREEMENT WITH MAB RESOURCES LLC
Effective July 1, 2005, the Company entered into a Management and Development Agreement (the “Development Agreement”) with MAB Resources LLC (“MAB”). MAB is a Delaware limited liability company controlled by the sole shareholder of the Company at September 30, 2005. MAB is in the business of oil and gas exploration and development. MAB has acquired various oil and gas properties and related assets through several purchase and sale agreements and lease development agreements (collectively, the “MAB/Third-Party Agreements”).
Commencing shortly after its formation, the Company entered into a series of lease acquisition agreements (the “Acquisition Agreements”) and the Development Agreement with MAB, under which MAB has assigned an undivided 50% working interest in the oil and gas properties which MAB obtained under the MAB/Third-Party Agreements. Under the Acquisition Agreements and the Development Agreement, MAB has the continuing obligation to obtain additional oil and gas properties and to assign to the Company an undivided 50% working interest in such properties (including leases, concessions, permits and related oil and gas interests and assets) throughout the world, subject to reservation of a specified overriding royalty and subject to specified obligations of the Company.
All of the MAB/Third-Party Agreements establish one or more areas of mutual interest (“AMIs”). In the course of negotiating each MAB/Third-Party Agreement, MAB secured each selling party’s obligation to obtain substantial additional acreage and/or oil and gas leases (including producing properties) within each AMI and to convey to MAB 100% of the working interest in each lease and production asset obtained by seller. Under the Acquisition Agreements and the Development Agreement, the Company has a continuing right to acquire an undivided 50% working interest in all such properties.
Each Acquisition Agreement deals with a specific set of oil and gas properties. The Development Agreement sets forth: (a) MAB’s obligation to assign to the Company a minimum 50% undivided interest in any and all oil and gas assets which MAB acquires from third parties in the future; and (b) MAB’s and the Company’s long-term relationship regarding the ownership and operation of all jointly-owned properties. Each of the Properties acquired is covered by a property-specific Acquisition Agreement that is consistent with the terms of the Development Agreement.
Each Acquisition Agreement and the Development Agreement include the following material terms:
1.	Ownership: MAB and the Company each own an undivided 50% working interest in all oil and gas leases, production facilities, and related assets (collectively, the “Properties”).

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 3 — AGREEMENT WITH MAB RESOURCES LLC (continued)
2.	Operator: The Company is named as Operator, and has appointed a related controlled entity, MAB Operating Company LLC, as sub-operator. The Company and MAB will sign a joint operating agreement, governing all operations.

3.	Costs and Revenues: Each party pays its proportionate share of costs and receives its proportionate share of revenues, subject to the Company bearing the following burdens:
(a)	MAB Overriding Royalty Interest: Each assignment of Properties from MAB to the Company reserves an overriding royalty equivalent to 3% of 8/8ths (proportionately reduced to 1.5% of the Company’s undivided 50% working interest in the Properties) (the “MAB Override”), payable out of production and sales.

(b)	Project Costs: Each Acquisition Agreement provides that the Company shall pay 100% of the cost of acquisitions and operations (“Project Costs”) up to a specified amount, after which time each party shall pay its proportionate 50% share of such costs. The maximum specified amount of Project Costs of which the Company must pay 100%, under the Development Agreement for Properties acquired in the future, is $100 million. There is no “before payout” or “after payout” in the traditional sense of a “carried interest” because the Company’s obligation to expend the specified amount of Project Costs and MAB’s receipt of its 50% share of revenues apply without regard to whether “payout” has occurred. Therefore, the Company’s payment of all Project Costs up to such specified amount might occur before actual payout, or might occur after actual payout, depending on each project and set of Properties.

(c)	Project Development Costs: Under the Development Agreement, the Company pays to MAB monthly Project Development Costs representing a specified portion of MAB’s “carried” Project Costs. The total amount incurred to MAB by the Company will be deducted from MAB’s portion of the Project Costs carried by the Company.
4.	Rights and Obligations: MAB conveys to the Company an undivided 50% working interest in all rights and benefits under each Acquisition Agreement (such as additional Assets acquired under AMIs), and the Company assumes its share of all duties and obligations under each Acquisition Agreement (such as drilling and development obligations).
NOTE 4 — OIL AND GAS PROPERTIES
As of September 30, 2005 the Company has entered into the following Exploration and Development Agreement (“EDA”) pursuant to the Development Agreement with MAB.
West Rozel Project (Utah).
In June 2005, the Company entered into an EDA with MAB for the West Rozel Project, under which the Company will pay $1,250,000 to the assignor and pay reimbursement of estimated costs incurred by the assignor of $180,000 (of which $122,000 is included in accounts payable at September 30, 2005). The Company is obligated to pay MAB monthly property development costs in the amount of $200,000, commencing June 2005, and the first $50 million of project costs.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 4 — OIL AND GAS PROPERTIES (continued)
Buckskin Mesa, Colorado.
Effective November 1, 2005, the Company entered into an EDA with MAB for the Buckskin Mesa Project, under which the Company will pay $5,362,500 to the assignor, of which $1,100,000 was paid as of September 30, 2005; and $1,961,460 in Federal Lease payments for Federal leases acquired by the assignor on November 10, 2005, due on or before November 30, 2005. The balance of the acquisition price of $4,360,500 is due no later than June 30, 2006. As consideration for extending the final payment due on closing to March 31, 2006, the Company agreed to pay a monthly extension fee of $200,000 for each 30-day period commencing January 6, 2006. On March 24, 2006 the extension agreement was extended to June 30, 2006 under the same terms. The Company is obligated to pay MAB monthly project property development costs of $20,000, commencing July 1, 2005, and the first $50 million of project costs. The Company charges to operations all property development costs incurred to MAB under the related EDA’s. (See Notes 10 and 11)
The Company’s exploration projects continue to be evaluated, and management believes that the carrying costs of these projects are recoverable. Should the company be unsuccessful in its exploration activities, the carrying cost of these prospects will be charged to operations. The Company charges to operations all property development costs incurred to MAB under the related EDA’s.
NOTE 5 — CONVERTIBLE NOTES
In August 2005 the Company commenced the sale of $15,000,000 convertible promissory notes to accredited investors pursuant to a private placement memorandum. The notes pay interest at the rate of 14% per annum and are due one year from closing of the placement. At the option of a Note holder, the principal may be converted into the Company’s common stock at a rate of one share for each $0.50 of debt (the “Conversion Price”). Each Note may be converted by the Company, in its sole discretion, into the Company’s common stock at the Conversion Price anytime after the earlier to occur of (i) the Company raising at least $5,000,000 in funds, including the proceeds received under the Placement; or (ii) the consummation of a consolidation of the Company with a reporting company under the Securities Exchange Act of 1934, whose stock is publicly traded, provided that the stockholders of the Company immediately prior to the consolidation own at least 80% of the post-consolidation entity. Each Note holder will receive at least 60 days’ interest at 14% per annum so that if this mandatory conversion occurs less than 60 days after the date of a Convertible Note, the holder still will receive payment for a minimum of 60 days’ interest.
If, at any time prior to the first to occur of the conversion or maturity date of the Note, the Company sells additional shares of common stock at less than the Conversion Price, or sells notes, warrants, or other securities that are convertible or exercisable into common stock at a rate less than the Conversion Price, the Conversion Price will be adjusted to equal such lower price.
As of September 30, 2005, the Company received $3,037,000 from the sale of the notes, and recorded accrued interest of $23,029.
NOTE 6 — COMMON STOCK
During the period from June 20, 2005 (inception) to September 30, 2005, the Company issued 100,000,000 shares of its common stock, at $.001 per share, to its founder for previous advances for expenditures made on behalf of the Company in the amount of $100,000.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — STOCK OPTION PLAN
The Company adopted the 2005 Stock Option Plan (the “Plan”), as amended. Under the Plan, stock options may be granted at an exercise price not less than the fair market value of the Company’s common stock at the date of grant. Options may be granted to key employees and other persons who contribute to the success of the Company. The Company has reserved 20,000,000 shares of common stock for the plan. At September 30, 2005, options to purchase 1,000,000 shares were available to be granted pursuant to the stock option plan.
The status of outstanding options granted pursuant to the plans are as follows:

		Weighted
		Average	Weighted
	Number of	Exercise	Average Fair
	Shares	Price	Value
Options Outstanding — June 20, 2005	—	$—	$—

Granted	19,000,000	$.50	$.32

Options Outstanding — September 30, 2005	19,000,000	$.50	$.32

MAB holds 13,000,000 of the options granted, of which 2,600,000 are exercisable.
The following table presents additional information related to the options outstanding at September 30, 2005:

	Number of	Number of	Weighted average
Exercise price	options	options	remaining contractual
per share	outstanding	exercisable	life (Years)
$.50	19,000,000	3,800,000	4.84
NOTE 8 — RELATED PARTY TRANSACTIONS
The Company incurred consulting fees related to services provided by its officers in the aggregate amount of $236,300 and services provided by a related party in the amount of $41,366, of which $11,966 is included in accounts payable.
During the period ended September 30, 2005 the Company incurred $860,000 in property development costs to MAB under the Development Agreement between MAB and the Company and recorded expenditures paid by MAB on behalf of the Company of $222,000. At September 30, 2005, MAB was owed $648,421 by the Company.
NOTE 9 — INCOME TAXES
The Company follows the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities. At September 30, 2005, the Company had approximately $432,000 of net operating loss carry forward for tax return purposes, expiring in 2025.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 9 — INCOME TAXES (continued)
The income tax expense recorded in the statement of operations for 2005 consists of the following:

Current	$—
Deferred	835,000
Less valuation allowance	(835,000)

$—

The effective income tax rate differs from the U.S. Federal statutory income tax rate due to the following:

Federal statutory income tax rate	(35.00%)
State income taxes	(3.25%)
Permanent differences	.07%
Increase in valuation allowance	38.18%

—

The principal sources of temporary differences resulting in deferred tax assets and tax liabilities at September 30, 2005 are as follows:

Deferred tax assets
Property	$340,000
Stock based compensation	$325,000
Tax loss carryforward	170,000

Total deferred taxes	835,000

Deferred tax liabilities	—
Net deferred tax asset	835,000
Valuation allowance	(835,000)

Net deferred taxes	$—

The Company has provided a valuation allowance for the deferred tax asset at September 30, 2005, as the likelihood of the realization of the tax benefit of the net operating loss carryforward cannot be determined. The valuation allowance of $835,000 is attributable to 2005.
NOTE 10 — COMMITMENTS AND CONTINGENCIES
ENVIRONMENTAL
Oil and gas producing activities are subject to extensive environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 10 — COMMITMENTS AND CONTINGENCIES (continued)
CONTINGENCIES
The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business. The Company is not currently involved in any such incidental litigation which it believes could have a materially adverse effect on its financial condition or results of operations.
COMMITMENTS
The Company has incurred the following commitments for its oil and gas properties in conjunction with the Development Agreement with MAB:

			Property
	Project Costs	Development	Development
	(million)	Agreement	Costs (Monthly)
September 30, 2005
West Rozel	$50	$1,430,000	$200,000
Buckskin Mesa	50	4,262,500	20,000

	100	5,692,500	220,000

Subsequent to September 30, 2005

Buckskin Mesa–
Federal Leases	—	1,961,460

Piceance II
Cash	50	4,000,000	20,000
Stock		1,000,000	—

Beetaloo

Acquisition	100	1,000,000	100,000
Seismic		3,000,000

Fiddler Creek
Cash	100	300,000	20,000
Cash or Stock	—	1,700,000	—

	250	12,961,460	140,000

	$350	$18,653,960	$360,000

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 10 — COMMITMENTS AND CONTINGENCIES (continued)
Subsequent to September 30, 2005, the Company made payments on Development Agreement commitments described above as follows:

West Rozel	$1,122,000
Buckskin Mesa — Federal leases	1,961,460
Piceance II — Stock	1,000,000
Piceance II — Cash	750,000
Beetaloo	1,000,000

$5,833,460

NOTE 11 — SUBSEQUENT EVENTS
(a)	Subsequent to September 30, 2005, the Company received additional proceeds from the sale of convertible notes (Note 5) in the amount of $17,836,000, and has subscriptions receivable of $5,351,000 as of May 12, 2006.

(b)	Effective December 1, 2005, the Company entered into an EDA with MAB for the Piceance II Project, under which the Company will pay $4,000,000 to the assignor and issue 2 million shares of the Company’s Common Stock valued at $.50 per share. The Company is obligated to pay MAB monthly project development costs of $20,000 per month, commencing November 1, 2005, and the first $50 million of project costs.

(c)	Effective December 10, 2005, the Company entered into an EDA with MAB for the Beetaloo Project representing exploration permits in the Northern Territory, Australia. Under the terms of the EDA, the Company will pay $1,000,000, of which the total amount has been paid, to the assignor and a $3 million seismic work commitment. The Company is obligated to pay monthly project development costs of $100,000 per month, commencing March 1, 2006, and the first $100 million of project costs.

(d)	Effective January 13, 2006, the Company entered into an EDA with MAB for the Fiddler Creek (Montana) Project, under which the Company will pay $2,000,000, consisting of $300,000 cash to the assignor and $1.7 million in cash or stock as a finders fee, by April 30, 2006. The Company is obligated to pay MAB monthly project development costs of $20,000 per month, commencing April 1, 2006, and the first $100 million of project costs.

(e)	Subsequent to September 30, 2005, the Company issued 3,241,000 shares of its common stock, valued at $.50 per share, as follows:
•	2,000,000 shares as partial consideration of the Piceance II Prospect

•	1,000,000 shares as a finders fee on the Fiddler Creek Prospect, acquired January 2006

•	241,000 shares for investor relations services rendered to the Company
(f)	On February 10, 2006, the Company entered into a Stock Exchange Agreement (the “Agreement”) with Digital Ecosystems Corp (“DEC”). Under the terms of the Agreement, DEC will exchange and issue one share of its common stock for each share of issued and outstanding common stock of the Company, with DEC holding, after the exchange, at least 80% of the issued

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 11 — SUBSEQUENT EVENTS (continued)
and outstanding common stock of the Company. As a result of this transaction, the Company will become a wholly owned subsidiary of DEC. Since this transaction will result in the former shareholders of the Company acquiring control of DEC, for financial reporting purposes the business combination will be accounted for as an additional capitalization of DEC (a reverse acquisition with the Company as the accounting acquirer). The Company is deemed to be the purchaser and parent company for financial reporting purposes. Accordingly, its net assets will be included in the balance sheet at their historical book value.

(g)	In March 2006, the Company commenced the sale of 33,000,000 units at $1.00 per unit to accredited investors pursuant to a private placement memorandum. Each unit consists of one share of common stock and a warrant to purchase one share of common share for a period of 5 years at $1.00 per share. The Company received subscriptions for 32,955,000 units, of which cash proceeds of $31,602,380 have been received as of May 12, 2006.

GSL ENERGY CORPORATION
(A Development Stage Company)
BALANCE SHEET
DECEMBER 31, 2005
(Unaudited)

ASSETS
Current Assets
Cash	$92,639
Prepaids	12,299

Total Current Assets	104,938

Undeveloped oil and gas properties, at cost, full cost method of accounting	14,981,988

Furniture and Equipment	3,774

Deferred financing costs	15,740

Total Assets	$15,106,440

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$780,607
Accrued interest payable	200,395
Due to shareholder	605,058
Contracts payable-oil and gas properties	7,762,500
Convertible notes payable	7,347,000

Total Current Liabilities	16,695,560

Accounts Payable to be Settled in Stock	1,000,000

Stockholders’ Equity
Preferred stock, $.001 par value
Authorized — 1,000,000 shares
Issued — none	—
Common stock, $.001 par value
Authorized — 500,000,000 shares
Issued and outstanding — 100,000,000 shares	100,000
Capital in excess of par value	1,028,388
Deficit accumulated during the development stage	(3,717,508)

Total Stockholders’ Equity (Deficit)	(2,589,120)

Total Liabilities and Stockholders’ Equity (Deficit)	$15,106,440

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months	Inception
	ended	(June 20, 2005)
	December 31,	to December 31,
	2005	2005
Revenue	$—	$—

Costs and expenses
General and administrative	711,254	1,947,045
Property development costs - related	700,000	1,560,000

	1,411,254	3,507,045

Other income (expense)
Interest expense	(187,434)	(210,463)

Net loss	$(1,598,688)	$(3,717,508)

Net loss per common share — basic and diluted	$(0.02)

Weighted average number of common shares outstanding — basic and diluted	100,000,000

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months	Inception
	ended	(June 20, 2005) to
	December 31,	December 31,
	2005	2005
Cash flows from operating activities
Net loss	$(1,598,688)	$(3,717,508)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock for expenditures advanced	—	100,000
Stock based compensation	205,678	1,028,388
Amortization of financing costs	5,247	5,247
Changes in assets and liabilities
Prepaids	(4,600)	(12,299)
Accounts payable and accrued expenses	172,082	515,875
Due to shareholder	(43,363)	605,058

Net cash used by operating activities	(1,263,644)	(1,475,239)

Cash flows from investing activities
Additions to oil and gas properties	(4,189,761)	(5,754,361)
Office equipment	(3,774)	(3,774)

Net cash used in investing activities	(4,193,535)	(5,758,135)

Cash flows from financing activities
Proceeds from issuance of convertible notes	4,310,000	7,347,000
Deferred financing costs	(10,424)	(20,987)

Net cash provided by financing activities	4,299,576	7,326,013

Net (decrease) increase in cash	(1,157,603)	92,639

Cash and cash equivalents, beginning of period	1,250,242	—

Cash and cash equivalents, end of period	$92,639	$92,639

Supplemental schedule of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—

Supplemental disclosures of non-cash investing and financing activities
Stock issued for expenditures advanced	$—	$100,000

Contracts for oil and gas properties	$7,762,500	$12,573,960

The accompanying notes are an integral part of these financial statements.

GSL ENERGY CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005
(Unaudited)
The accompanying unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles in the United States. In the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary to provide a fair statement of the results of operations and financial position for the interim period. The financial statements conform to the presentation in the Company’s Financial Statements as of September 30, 2005 and for the period from Inception (June 20, 2005) to September 30, 2005 included elsewhere herein this Form 8K.
The results of operations for the three months ended December 31, 2005 are not necessarily indicative of the results to be obtained for the year ended September 30, 2005.

     (d) Pro Forma Financial Information
DIGITAL ECOSYSTEMS CORP.
PRO FORMA COMBINED FINANCIAL INFORMATION
The accompanying pro forma combined financial statements present the historical financial information of Digital Ecosystems Corp. (Digital), as adjusted for the acquisition of GSL Energy Corporation (GSL), pursuant to a Stock Exchange Agreement entered into between Digital and GSL dated as of February 10, 2006. For financial reporting purposes, the business combination is to be accounted for as an additional capitalization of Digital (a reverse acquisition with GSL as the acquirer). The operations of GSL will be the continuing operations of the Company.
The accompanying pro forma combined balance sheet presents the historical financial information of Digital and GSL as of December 31, 2005, as adjusted for the acquisition of GSL, accounted for as a reverse acquisition.
The accompanying pro forma combined statement of operations for the twelve months ended September 30, 2005 combines the historical financial information of GSL for the period from inception (June 20, 2005) to September 30, 2005 with the historical financial information of Digital for the twelve month period ended September 30, 2005, as if the acquisition had occurred at the beginning of the twelve month period. The accompanying pro forma combined statement of operations for the three months ended December 31, 2005 combines the historical financial information of Digital and the historical financial information of GSL for the three months ended December 31, 2005, as if the acquisition had occurred at the beginning of the period.
The pro forma combined financial statements have been prepared by management, based on the historical financial statements of Digital and GSL. These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined financial statements should be read in conjunction with the historical financial statements of Digital included in the Form 10KSB filed for the year ended March 31, 2005 and Form 10-QSB filed for the periods ended June 30, 2005, September 30, 2005 and December 31, 2005; and with the historical financial statements of GSL as of September 30, 2005 and for the period from inception (June 20, 2005) to September 30, 2005, and as of December 31, 2005 and for the three months December 31, 2005, included elsewhere in this filing on Form 8K.

DIGITAL ECOSYSTEMS CORP.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2005

	DEC		GSL	Pro Forma	Pro Forma
	(Historical)			Adjustments	Combined
Revenue		$—	$—	$—	$—

Costs and expenses
General and administrative		121,366	711,254		832,620
Property development costs		—	700,000		700,000
		121,366	1,411,254	—	1,532,620

Other income (expense)					—
Interest expense		—	(187,434)	187,434	—
Gain on extinguishment of debt		17,173	—	—	17,173

		17,173	(187,434)	187,434	(17,173)

Net loss		$(104,193)	$(1,598,688)	$187,434	$(1,515,447)

Net loss per common share— basic and diluted
		$(0.004)	$(0.02)		$(0.01)

Weighted average number of common shares outstanding-basic and diluted	28,700,000		100,000,000		128,700,000

See notes to the proforma combined financial statements.

F-25

DIGITAL ECOSYSTEMS CORP.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2005

	DEC	GSL	Pro Forma	Pro Forma
	(Historical)		Adjustments	Combined
Revenue	$—	$—	$—	$—

Costs and expenses
General and administrative	114,670	1,235,791		1,350,461
Property development costs - related	—	860,000		860,000

	114,670	2,095,791	—	2,210,461

Other income (expense)				—
Interest expense	—	(23,029)	23,029	—

	—	(23,029)	23,029	—

Net loss	$(114,670)	$(2,118,820)	$23,029	$(2,210,461)

Net loss per common share— basic and diluted	$(.0004)	$(.002)		$(0.02)

Weighted average number of common shares outstanding-basic and diluted	28,700,000	100,000,000		128,700,000

See notes to the proforma combined financial statements.

DIGITAL ECOSYSTEMS CORP.
PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2005

	DEC	GSL	Pro Forma		Pro Forma
	(Historical)		Adjustments		Combined
ASSETS

Current Assets
Cash	$52,520	$92,639	$—		$145,159

Prepaids	19,964	12,299	—		32,263

Total Current Assets	72,484	104,938	—		177,422

Undeveloped oil and gas properties	—	14,981,988	—		14,981,988

Furniture and equipment	—	3,774	—		3,774

Deferred financing costs	—	15,740			15,740

	$72,484	$15,106,440	$—		$15,178,924

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$8,914	$780,607	$—		$989,916
Accrued interest payable	$—	200,395
Due to shareholder	—	605,058			605,058
Due to related party	10,100	—			10,100
Contracts payable-oil and gas properties	—	7,762,500			7,762,500
Convertible notes payable	—	7,347,000	—		7,347,000
Notes payable	203,518	—	—		203,518

Total Current Liabilities	222,532	16,695,560	—		16,918,092

Accounts Payable to be Settled in Stock	—	1,000,000			1,000,000

Stockholders’ Equity
Preferred stock	—	—	—		—

Common stock	28,700	100,000			128,700

Capital in excess of par value	130,767	1,028,388	(309,515)	1	849,640

Deficit accumulated during the development stage	(309,515)	(3,717,508)	309,515	1	(3,717,508)

	(150,048)	(2,589,120)	—		(2,739,168)

	$72,484	$15,106,440	$—		$15,178,924

See notes to the proforma combined financial statements.

DIGITAL ECOSYSTEMS CORP.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — BASIS OF PRESENTATION
The accompanying pro forma combined financial statements are presented to reflect the acquisition of GSL by Digital, accounted for as a reverse acquisition, with the operations of GSL being the continuing operations of the combined entities.
The accompanying pro forma combined balance sheet as of December 31, 2005 has been prepared to give effect to the acquisition of GSL by Digital as if the acquisition occurred on December 31, 2005. The accompanying pro forma combined statements of operations combines the historical operations of Digital and GSL for the three months ended December 31, 2005 and the twelve months ended September 30, 2005 as if the acquisition had occurred at the beginning of each of the periods presented.
NOTE 2 — PRO FORMA ADJUSTMENTS
The unaudited pro forma combined financial statements reflect the following pro forma adjustments:
1.	Adjust for issuance of 100 million shares of Digital for 100% of the outstanding common shares of GSL, and reflect the capitalization of 28,700,000 shares of Digital common stock issued and outstanding as of the date of the reverse acquisition of Digital by GSL.
NOTE 3 — (LOSS) PER COMMON SHARE
Pro forma loss per common share for the three months ended September 30, 2005 and twelve months ended December 31, 2005 is computed based on the weighted average number of common shares outstanding during the periods, assuming that the 28,700,000 shares of Digital outstanding as of the date of the reverse acquisition were outstanding as of the beginning of each of the periods presented.

     (d) Exhibits

Exhibit 10.1	Amendment No. 5 to Share Exchange Agreement
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	DIGITAL ECOSYSTEMS CORP.

	By:	/s/ Kelly Nelson

Kelly Nelson
President

Exhibit Index

Exhibit 10.1	Amendment No. 5 to Share Exchange Agreement